Exhibit 99.1

HERSHEY FOODS ANNOUNCES RECORD FIRST QUARTER RESULTS
AND DECLARES A TWO-FOR-ONE STOCK SPLIT

HERSHEY, Pa., April 22, 2004 — Hershey Foods Corporation (NYSE:HSY) today announced record sales and earnings from operations for the first quarter ended April 4, 2004. Consolidated net sales for the first quarter were $1,013,089,000 compared with $953,162,000 for the first quarter of 2003, an increase of 6.3 percent. Net income was $107,147,000, or $.82 per share-diluted, compared with $97,558,000, or $.73 per share-diluted, in the first quarter of 2003, an increase of 12.3 percent in earnings per share.

The company also announced today that its Board of Directors has approved a two-for-one stock split in the form of a 100 percent stock dividend to stockholders of record May 25, 2004. Hershey stockholders will receive one additional share for each share in their possession on that date. This does not change the proportionate interest a stockholder maintains in the company. The additional shares will be distributed on June 15, 2004.

“I’m very pleased with our results this quarter,” said Richard H. Lenny, Chairman, President, and Chief Executive Officer. “The combination of higher margin, on-trend new items and continued cost control, yielded strong sales growth, market share expansion, and record profitability. We continue to gain momentum in our areas of strategic focus from both a consumer and customer standpoint.

“As we look ahead, innovative new products and packaging, within core confectionery and the broader snack market, will play a key role in delivering profitable, organic growth. Further, the two-for-one stock split approved by the Board of Directors reflects our belief in Hershey’s future growth prospects and our commitment to increasing shareholder value over the long term. For 2004, we continue to target sales growth of three to four percent and diluted earnings per share growth of nine to eleven percent,” Lenny concluded.

Safe Harbor Statement

This release contains statements which are forward looking. These statements are made based upon current expectations which are subject to risk and uncertainty. Actual results may differ materially from those contained in the forward-looking statements. Factors which could cause results to differ materially include, but are not limited to: changes in the confectionery and grocery business environment, including actions of competitors and changes in confectionery preferences; customer and consumer response to selling price increases; changes in governmental laws and regulations, including taxes; market demand for new and existing products; changes in raw material and other costs; pension cost factors such as actuarial assumptions, market performance, and employee retirement decisions; adequacy of the Company’s bad debt reserve; the Company’s ability to implement improvements to reduce costs associated with its supply chain; and the Company’s ability to successfully implement its rationalization and realignment initiatives, as discussed in the Company’s annual report on Form 10-K for 2003.

Live Webcast

As previously announced, the Company will hold a conference call with analysts today at 11 a.m. Eastern Time. The conference call will be webcast live via Hershey’s corporate Web site www.hersheys.com. Please go to the Investor Relations Section of the Web site for further details.

_________________

Media Contact:   Christine M. Dugan    717-508-3238
Financial Contact:   James A. Edris    717-534-7556

Hershey Foods Corporation
Summary of Consolidated Statements of Income
for the periods ended April 4, 2004 and March 30, 2003
(in thousands of dollars except per share amounts)

                                                         First Quarter
                                                         -------------

                                                    2004             2003
                                                    ----             ----

Net Sales                                        $1,013,089       $953,162
                                               ------------    -----------

Costs and Expenses:
   Cost of Sales                                   625,632        596,879
   Selling, Marketing and Administrative           204,133        187,552
                                               ------------    -----------
   Total Costs and Expenses                        829,765        784,431
                                               ------------    -----------

Income Before Interest and Income Taxes
(EBIT)                                             183,324        168,731
Interest Expense, net                               14,854         14,611
                                               ------------    -----------

Income Before Income Taxes                         168,470        154,120
Provision for Income Taxes                          61,323         56,562
                                               ------------    -----------

Net Income                                        $107,147        $97,558
                                               ============    ===========

Net Income Per Share - Basic                         $0.82          $0.73
                                               ============    ===========
                     - Diluted                       $0.82          $0.73
                                               ============    ===========

Shares Outstanding  - Basic                        129,880        133,366
                                               ============    ===========
                    - Diluted                      131,027        134,228
                                               ============    ===========

Key Margins:
   Gross Margin                                      38.2%           37.4%
   EBIT Margin                                       18.1%           17.7%
   Net Margin                                        10.6%           10.2%

Hershey Foods Corporation
Consolidated Balance Sheets
as of April 4, 2004 and December 31, 2003
(in thousands of dollars)

Assets                                            2004                 2003
------                                            ----                 ----

Cash and Cash Equivalents                      $235,372             $114,793
Accounts Receivable - Trade (Net)               273,448              407,612
Deferred Income Taxes                            17,893               13,285
Inventories                                     551,826              492,859
Prepaid Expenses and Other                      105,901              103,020
                                            ------------      ---------------

Total Current Assets                          1,184,440            1,131,569

Net Plant and Property                        1,677,147            1,661,939
Goodwill                                        388,469              388,960
Other Intangibles                                38,454               38,511
Other Assets                                    352,453              361,561
                                            ------------      ---------------

Total Assets                                 $3,640,963           $3,582,540
                                            ============      ===============

Liabilities and Stockholders' Equity
------------------------------------

Loans Payable                                   $28,375              $12,509
Accounts Payable                                153,299              132,222
Accrued Liabilities                             365,012              416,181
Taxes Payable                                    47,626               24,898
                                            ------------      ---------------

Total Current Liabilities                       594,312              585,810

Long-Term Debt                                  971,418              968,499
Other Long-Term Liabilities                     378,720              370,776
Deferred Income Taxes                           376,650              377,589
                                            ------------      ---------------

Total Liabilities                             2,321,100            2,302,674

Total Stockholders' Equity                    1,319,863            1,279,866
                                            ------------      ---------------

Total Liabilities and Stockholders' Equity   $3,640,963           $3,582,540
                                            ============      ===============